Advanced Emissions Solutions Reports Third Quarter 2022 Results
Consumables revenue up 27% year-to-date driven by increased volumes and pricing initiatives
Announced proposed merger with Arq to further vertically integrate portfolio of assets and leverage bituminous feedstock to better compete in new markets
GREENWOOD VILLAGE, Colo., November 8, 2022 - GlobeNewswire - Advanced Emissions Solutions, Inc. (NASDAQ: ADES) (the "Company" or "ADES") today filed its Quarterly Report on Form 10-Q and reported financial results for the quarter ended September 30, 2022, including information about its equity investments in Tinuum Group, LLC and Tinuum Services, LLC (collectively "Tinuum"), of which ADES owns 42.5% and 50%, respectively.
Third Quarter Highlights
•Third quarter consumables revenue was $28.4 million compared to $26.7 million in the prior year period.
•Third quarter net loss was $2.4 million compared to net income of $24.3 million in the prior year period, which reflects the wind down of the Tinuum investments at the end of 2021.
•Third quarter Consolidated Adjusted EBITDA (loss) was $0.5 million compared to $28.5 million in the prior year period, as the prior year period includes $27.0 million of Consolidated Adjusted EBITDA from the Tinuum investments.
•Cash balances as of September 30, 2022, including restricted cash, totaled $85.8 million, compared to $88.8 million as of December 31, 2021. The Company's only debt outstanding are finance lease obligations which total $4.9 million.
•Production volume of activated carbon products at our Red River plant exceeded historical volumes.
•The Company announced entering into a definitive transaction agreement with Arq Limited (“Arq”), pursuant to which Arq and ADES will combine their respective businesses.
•The Company also announced sale of Marshall Mine, LLC to Caddo Creek Resources Company, LLC (“Caddo Creek”), which, upon closing will eliminate its existing asset retirement obligation for Marshall Mine and is likely to result in the release of a portion of the Company’s restricted cash balance. The Transaction is expected to close during the first half of 2023.
“Our consumables revenue grew 7% compared to the prior year as macroeconomic dynamics continue to support strong demand for our activated carbon products. In addition, we continue to execute on pricing initiatives designed to improve the economic terms of customer contracts,” said Greg Marken, CEO of ADES. “We are seeing encouraging success in non-Power Generation markets, such as Industrial and Municipal Water, as we focus on diversifying our product and end market mix. Production volume at Red River was once again strong during the quarter, allowing for continued build in our inventory position. While overall inventory levels and inflationary pressures remain challenging, we are encouraged by robust demand levels for our activated carbon products, and our solid win and retention rates with customers."

Marken continued, “In addition, we concluded our strategic review process, culminating with the announcement of our proposed combination with Arq. We remain excited by, and committed to, the prospect of leveraging Arq’s truly unique feedstock to accelerate our penetration of GAC markets and to facilitate our entrance into new markets such as additives for Carbon Black, Asphalt and Marine Fuel. The combination of our respective resources, technologies and infrastructure will create the only vertically integrated environmental technology company with significant product portfolio breadth."
Marken concluded, “Lastly, in September we announced the sale of Marshall Mine, LLC to Caddo Creek Resource Company, LLC, subject to regulatory approvals that we expect to receive within the first half of 2023. Although the reclamation work performed at the Marshall Mine has progressed well and is substantially under budget, the sale allows us to continue to de-risk our balance sheet and to focus on growing our consumables revenues, as well as our combination with Arq."
Third Quarter 2022 Results
Third quarter revenues and costs of revenues were $28.4 million and $21.6 million, respectively, compared to $30.9 million and $20.0 million for the third quarter of 2021. The revenue decline was the result of the loss of royalty earnings from the Tinuum investments in the prior year, which was partially offset by strong sales of consumable products.
Third quarter other operating expenses were $9.5 million compared to $7.6 million for the third quarter of 2021. The increase was mainly the result of higher legal and professional fees associated with the Company's strategic review process, which was partially offset by lower payroll and benefits expense.
The Company did not record any earnings from equity method investments in the third quarter compared to $22.2 million in the third quarter of 2021. The decrease in earnings from equity method investments is the result of all remaining invested Refined Coal facilities reaching the end of their tax credit generation period as of December 31, 2021. The Company does not expect any further distributions from its Tinuum investments.
The Company did not recognize any income tax expense or benefit for the third quarter of 2022 compared to income tax expense of $4.6 million for the third quarter of 2021.
For the third quarter of 2022, the Company reported a net loss of $2.4 million, or $0.13 per diluted share, compared to net income of $24.3 million, or $1.31 per share, for the third quarter of 2021. The decline was due to lower earnings from equity method investments as a result of the wind down of the Tinuum investments.
Third quarter Consolidated Adjusted EBITDA (loss) was $0.5 million compared to $28.5 million in the prior year. The decline in Consolidated Adjusted EBITDA was mainly the result of the decline in earnings from the Tinuum Investments. See note below regarding the use of the Non-GAAP financial measure Consolidated Adjusted EBITDA and a reconciliation to the most comparable GAAP financial measure.
Nine Month 2022 Results
Revenues and costs of revenues during the first nine months of the year were $79.6 million and $63.0 million, respectively, compared to $74.5 million and $48.7 million in 2021. The increase in revenue was driven by higher sales of consumable products, partially offset by the loss of royalty earnings from Tinuum investments in the prior year.
Other operating expenses during the first nine months of the year totaled $25.3 million, compared to $21.8 million in the comparable period in the prior year. The increase was driven primarily by higher legal and professional fees associated with the strategic review process, partially offset by lower payroll and benefits expenses.
Earnings from equity method investments totaled $3.2 million compared to $61.9 million in 2021. The decline was the result of all remaining invested Refined Coal facilities reaching the end of their tax credit generation period as of December 31, 2021.
Interest expense during the first nine months of the year was $0.3 million, compared to $1.4 million in the prior year. The decrease was the result of the full repayment of the Company’s term loan in the second quarter of 2021.
The Company did not recognize any income tax expense or benefit for the year-to-date period compared to income tax expense of $14.0 million for the comparable period of 2021.
The Company recorded a net loss of $5.8 million, or $0.31 per diluted share, during the first nine months of the year compared to net income of $54.6 million, or $2.96 per share, in 2021. The decline was due to lower earnings from equity method investments as a result of the wind down of the Tinuum investments.

Year-to-date Consolidated Adjusted EBITDA was $2.5 million compared to $75.8 million in the prior year. The decline in Consolidated Adjusted EBITDA was the result of the decline in earnings from the Tinuum investments
Conference Call and Webcast Information
The Company has scheduled a conference call to begin at 9:00 a.m. Eastern Time on Wednesday, November 9, 2022. The conference call webcast information will be available via the Investor Resources section of ADES's website at www.advancedemissionssolutions.com. Interested parties may also participate in the call by registering at http://events.q4inc.com/attendee/836621839. A supplemental investor presentation will be available on the Company's Investor Resources section of the website prior to the start of the conference call.
As part of the conference call, ADES will conduct a question and answer session. Investors are invited to email their questions in advance to ADES@alpha-ir.com.

About Advanced Emissions Solutions, Inc.
Advanced Emissions Solutions, Inc. serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA brings together ADA Carbon Solutions, LLC, a leading provider of powder activated carbon ("PAC") and ADA-ES, Inc., the providers of ADA® M-Prove™ Technology.  We provide products and services to control mercury and other contaminants at coal-fired power generators and other industrial companies. Our broad suite of complementary products control contaminants and help our customers meet their compliance objectives consistently and reliably.

CarbPure Technologies LLC, (“CarbPure”), formed in 2015 provides high-quality PAC and granular activated carbon ideally suited for treatment of potable water and wastewater. Our affiliate company, ADA Carbon Solutions, LLC manufactures the products for CarbPure.

Caution on Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. When used in this press release, the words “can,” “will,” “intends,” “expects,” “believes,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. These forward-looking statements may relate to such matters as business strategy, goals and expectations concerning the merger (including the anticipated timing of consummation of the merger, future operations, future performance or results). The forward-looking statements may further include projection on future after-tax, net RC cash flows, expectations about future demand for our APT products, pressure on APT margins and acceptance of price increases as well as results from the Company’s review of strategic alternatives. These forward-looking statements involve risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to: uncertainties as to the timing of the consummation of the merger; the risk that the merger may not be completed in a timely manner or at all; the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived; the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement; the effect of the announcement of the transactions contemplated by the transaction agreement on the Company’s ability to hire key personnel, its ability to maintain relationships with customers, suppliers and others with whom it does business, or its results of operations and business generally; risks related to diverting management’s attention from the Company’s ongoing business operations; the ability to meet Nasdaq’s listing standards following the consummation of the merger; costs related to the proposed merger; opportunities for additional sales of our lignite activated carbon products and end-market diversification; the outcome of the review of strategic alternatives; the Company’s ability to meet customer supply requirements; the rate of coal-fired power generation in the United States; timing of new and pending regulations and any legal challenges to or extensions of compliance dates of them, the U.S. government’s failure to promulgate regulations that benefit our business; changes in laws and regulations; Internal Revenue Service interpretations or guidance, accounting rules, any pending court decisions, prices, economic conditions and market demand; impact of competition; availability, cost of and demand for alternative energy sources and other technologies; technical, start up and operational difficulties; competition within the industries in which the Company operates; loss of key personnel; ongoing effects of the COVID-19 pandemic and associated economic downturn on operations and prospects; as well as other factors relating to our business, as described in the Company’s filings with the SEC, with particular emphasis on the risk factor disclosures contained in those filings. You are cautioned not to place undue reliance on the forward-looking statements and to consult filings ADES has made and will make with the SEC for additional discussion concerning risks and uncertainties that may apply to the business and the ownership of ADES securities. The forward-looking statements speak only as to the date of this press release, and the Company does not undertake any obligation to update its forward-looking statements to reflect events or circumstances that may arise after the date of this press release.
This press release does not contain all the information that should be considered concerning the proposed transaction to be voted upon at the special meeting of shareholders and is not intended to provide the basis for any investment decision or any other decision in respect of the transaction. Shareholders are advised to read any proxy statement prepared in connection with the transaction.
Non-GAAP Financial Measures
This press release presents certain supplemental financial measures, including EBITDA, which is a measurement that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA should be considered in addition to, and not as a substitute for, net income in accordance with GAAP as a measure of performance.
Additional Information
In connection with the proposed business combination with Arq (the “Transaction”), Elbert Holdings, Inc. (“New ADES”), a wholly owned subsidiary of ADES, filed a registration statement on Form S-4 with the SEC (the “Registration Statement”), which includes a preliminary proxy statement/prospectus, that will be both the proxy statement to be distributed to ADES’ shareholders in connection with its solicitation of proxies for the vote by ADES’ shareholders with respect to the business combination and other matters as may be described in the Registration Statement, as well as the preliminary prospectus relating to the offer and sale of the securities by New ADES to be issued to the shareholders of ADES in the Transaction. After the Registration Statement is declared effective, ADES will mail a definitive proxy statement/prospectus and other relevant documents to its shareholders. This press release does not contain all the information that should be considered concerning the proposed Transaction and is not intended to form the basis of any investment decision or any other decision in respect of the Transaction. ADES’ shareholders and other interested persons are advised to read the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and the definitive proxy statement/prospectus and other documents that will be filed in connection with the proposed Transactions, as these materials contain and will contain important information about ADES, New ADES, Arq and the proposed Transactions.
When available, the definitive proxy statement/prospectus and other relevant materials for the proposed Transactions will be mailed to shareholders of ADES as of a record date to be established for voting on the proposed Transactions. The documents relating to the proposed Transactions (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge by contacting us at 8051 E Maplewood Ave, Ste 210, Greenwood Village, CO 80111, Attn: General Counsel.
No Offer or Solicitation
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Participants in the Solicitation
This communication is not a solicitation of a proxy from any security holder. ADES and its directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies from ADES’ stockholders in connection with the Transaction. Information regarding the names and interests in the proposed transaction of ADES’ directors and officers is contained ADES’ filings with the SEC. Additional information regarding the interests of potential participants in the solicitation process will also be included in the proxy statement/prospectus relating to the Transaction and other relevant documents when they are filed with the SEC. These documents can be obtained free of charge from the sources indicated above.
Source: Advanced Emissions Solutions, Inc.
Investor Contact:
Alpha IR Group
Ryan Coleman or Chris Hodges
312-445-2870
ADES@alpha-ir.com

TABLE 1
Advanced Emissions Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	As of
(in thousands, except share data)	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash	$75,823	$78,753
Receivables, net	13,903	12,622
Receivables, related parties	—	2,481
Inventories, net	15,261	7,850
Prepaid expenses and other current assets	7,653	6,661
Total current assets	112,640	108,367
Restricted cash, long-term	10,000	10,027
Property, plant and equipment, net of accumulated depreciation of $10,704 and $7,684, respectively	33,286	30,171
Other long-term assets, net	29,529	36,871
Total Assets	$185,455	$185,436
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$18,652	$16,486
Current portion of finance lease obligations	1,182	1,011
Other current liabilities	5,361	5,124
Total current liabilities	25,195	22,621
Long-term finance lease obligations, net of current portion	3,731	3,152
Other long-term liabilities	13,906	12,362
Total Liabilities	42,832	38,135
Commitments and contingencies
Stockholders’ equity:
Preferred stock: par value of $.001 per share, 50,000,000 shares authorized, none outstanding	—	—
Common stock: par value of $.001 per share, 100,000,000 shares authorized, 23,730,499 and 23,460,212 shares issued, and 19,112,353 and 18,842,066 shares outstanding at September 30, 2022 and December 31, 2021, respectively	24	23
Treasury stock, at cost: 4,618,146 and 4,618,146 shares as of September 30, 2022 and December 31, 2021, respectively	(47,692)	(47,692)
Additional paid-in capital	103,175	102,106
Retained earnings	87,116	92,864
Total Stockholders’ Equity	142,623	147,301
Total Liabilities and Stockholders’ Equity	$185,455	$185,436

TABLE 2
Advanced Emissions Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2022	2021	2022	2021
Revenues:
Consumables	$28,437	$26,693	$79,578	$62,642
License royalties, related party	—	4,165	—	11,888
Total revenues	28,437	30,858	79,578	74,530
Operating expenses:
Consumables cost of revenue, exclusive of depreciation and amortization	21,575	19,956	62,992	48,672
Payroll and benefits	2,313	2,637	7,458	8,014
Legal and professional fees	3,668	1,106	7,395	4,340
General and administrative	1,833	1,715	5,628	5,223
Depreciation, amortization, depletion and accretion	1,671	2,145	4,765	6,155
Loss (gain) on change in estimate, asset retirement obligation	—	—	34	(1,942)
Total operating expenses	31,060	27,559	88,272	70,462
Operating (loss) income	(2,623)	3,299	(8,694)	4,068
Other income (expense):
Earnings from equity method investments	—	22,195	3,222	61,944
Gain on extinguishment of debt	—	3,345	—	3,345
Interest expense	(83)	(86)	(259)	(1,416)
Other	315	81	(19)	652
Total other income	232	25,535	2,944	64,525
(Loss) income before income tax expense	(2,391)	28,834	(5,750)	68,593
Income tax (benefit) expense	—	4,581	—	14,013
Net (loss) income	$(2,391)	$24,253	$(5,750)	$54,580
(Loss) earnings per common share:
Basic	$(0.13)	$1.33	$(0.31)	$2.99
Diluted	$(0.13)	$1.31	$(0.31)	$2.96
Weighted-average number of common shares outstanding:
Basic	18,487	18,292	18,435	18,243
Diluted	18,487	18,489	18,435	18,416

TABLE 3
Advanced Emissions Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(in thousands)	2022	2021
Cash flows from operating activities
Net (loss) income	$(5,750)	$54,580
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, amortization, depletion and accretion	4,765	6,155
Earnings from equity method investments	(3,222)	(61,944)
Operating lease expense	1,953	1,481
Stock-based compensation expense	1,455	1,476
Deferred income tax expense	—	9,046
Amortization of debt discount and debt issuance costs	—	945
Loss (gain) on change in estimate, asset retirement obligation	34	(1,942)
Gain on extinguishment of debt	—	(3,345)
Other non-cash items, net	404	(352)
Changes in operating assets and liabilities:
Receivables and related party receivables	1,199	(2,835)
Prepaid expenses and other assets	(991)	(16)
Inventories, net	(7,222)	3,658
Other long-term assets, net	2,136	(4,009)
Accounts payable and accrued expenses	1,827	2,388
Other current liabilities	(184)	(3,489)
Operating lease liabilities	1,445	3,878
Other long-term liabilities	206	(3,031)
Distributions from equity method investees, return on investment	2,297	22,044
Net cash provided by operating activities	352	24,688
Cash flows from investing activities
Distributions from equity method investees in excess of cumulative earnings	3,316	44,707
Acquisition of property, plant, equipment, and intangible assets, net	(6,178)	(5,403)
Mine development costs	(345)	(1,262)
Proceeds from sale of property and equipment	1,241	895
Net cash (used in) provided by investing activities	(1,966)	38,937
Cash flows from financing activities
Principal payments on finance lease obligations	(913)	(1,085)
Repurchase of common shares to satisfy tax withholdings	(385)	(241)
Dividends paid	(45)	(92)
Principal payments on term loan	—	(16,000)
Net cash used in financing activities	(1,343)	(17,418)
(Decrease) increase in Cash and Restricted Cash	(2,957)	46,207
Cash and Restricted Cash, beginning of period	88,780	35,932
Cash and Restricted Cash, end of period	$85,823	$82,139
Supplemental disclosure of non-cash investing and financing activities:
Acquisition of property and equipment through finance lease	$1,641	$—
Acquisition of property and equipment through accounts payable	$339	$128

Note on Non-GAAP Financial Measures
To supplement the Company's financial information presented in accordance with U.S. generally accepted accounting principles, ("GAAP"), the Press Release includes non-GAAP measures of certain financial performance. The non-GAAP measures include Consolidated EBITDA and Consolidated Adjusted EBITDA. The Company included non-GAAP measures because management believes that they help to facilitate comparison of operating results between periods. The Company believes the non-GAAP measures provide useful information to both management and users of the financial statements by excluding certain expenses that may not be indicative of core operating results and business outlook. These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures.
The Company has defined Consolidated EBITDA as net income (loss) adjusted for the impact of the following items that are either non-cash or that we do not consider representative of our ongoing operating performance: depreciation, amortization, depletion, accretion, amortization of upfront customer consideration, which was recorded in conjunction with the Marshall Mine Acquisition ("Upfront Customer Consideration"), interest expense, net and income taxes. The Company has defined Consolidated Adjusted EBITDA as Consolidated EBITDA reduced by the non-cash impact of equity earnings from equity method investments and gain on extinguishment of debt, increased by cash distributions from equity method investments, loss on early settlement of the Norit Receivable and the change in ARO as a result of a change in estimate. . The Company believes that the Consolidated Adjusted EBITDA measure is less susceptible to variances that affect the Company's operating performance.
The Company presents the non-GAAP measures because the Company believes they are useful as supplemental measures in evaluating the performance of the Company's operating performance and provide greater transparency into the results of operations. The Company's management uses Consolidated EBITDA and Consolidated Adjusted EBITDA as a factor in evaluating the performance of its business. The adjustments to Consolidated EBITDA and Consolidated Adjusted EBITDA in future periods are generally expected to be similar. Consolidated EBITDA and Consolidated Adjusted EBITDA has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analyzing the Company's results as reported under GAAP.

TABLE 4

Advanced Emissions Solutions, Inc. and Subsidiaries
Consolidated Adjusted EBITDA Reconciliation to Net (Loss) Income
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Net (loss) income	$(2,391)	$24,253	$(5,750)	$54,580
Depreciation, amortization, depletion and accretion	1,671	2,145	4,765	6,155
Amortization of Upfront Customer Consideration	127	127	381	381
Interest expense, net	44	25	163	1,188
Income tax expense	—	4,581	—	14,013
Consolidated ( EBITDA loss) EBITDA	(549)	31,131	(441)	76,317
Cash distributions from equity method investees	—	22,875	5,613	66,751
Equity earnings	—	(22,195)	(3,222)	(61,944)
Gain on extinguishment of debt	—	(3,345)	—	(3,345)
Loss (gain) on change in estimate, asset retirement obligation		—	34	(1,942)
Loss on early settlement of Norit Receivable	—	—	535	—
Consolidated (Adjusted EBITDA loss) Adjusted EBITDA	$(549)	$28,466	$2,519	$75,837